CESSION MINING RIGHTS AGREEMENT EXECUTED, ON THE ONE HAND BY MINERA CANVISTA, S.A. DE C.V. REPRESENTED BY MR. MIKE JOSEPH LINN, DENOMINATED IN SUCCESSIVE AS "CANVISTA", AND BY THE OTHER PART TRIMEX EXPLORACION, S.A. DE C.V., REPRESENTED BY MR. EZRA JIMENEZ ZARATE DENOMINATED IN SUCCESSIVE AS "TRIMEX" ACCORDING WITH FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS

I. "CANVISTA" DECLARES:

a. That is a mercantile corporation incorporated according to the laws of the Mexican Republic as it is credited in the deed number 10851 issued on March 12th, 2007 granted by Mr. Guilebaldo Flores Tirado, Notary Public number 118 in Mazatlan Sinaloa e registered before the Commerce Public Registry under mercantile file number 18227*2 y counts on with his revenue number. A photocopy of this document is attached to this contract as Exhibit I.

b. That Mr. Michael Joseph Linn is its legal representative counting on with enough legal faculties to transmit the property's rights in favor of "CANVISTA".

c. Under oath of saying the truth, that CANVISTA is the legal proprietor of the mining concession and of all the rights derived from the same which is identified as "VENADO" claim title number 229040 issued on February 27th, 2007 and located in the Municipality of Sinaloa, Sinaloa with a surface of 4861.8752 Hectares and registered on File number 095/12579 Act 140, to Pages 70 of Volume 362 of the Mining CLAIMS Book of the Mining Public Registry. A photocopy of this document is attached to this contract as Exhibit II.

That hereafter above identified mining concession will be identified as "THE CLAIM".

d. Under oath of saying the truth, that as of today, THE CLAIMS and all their legal rights are not compromised, burden nor limited in any way.

e. Under oath of saying the truth, that as of today "CANVISTA" has not executed respect to THE CLAIM, contract or legal act some different that this agreement, being why "CANVISTA" guarantees the existence, legitimacy and legal availability of all the property rights matter of this contract.

f. Under oath of saying the truth, as of today THE CLAIM are in force and current in the payment of their benefits, taxes, legal rights and contributions and any other legal compromises of any nature.

g. Under protest of saying the truth, that he has the physical and pacific possession of THE CLAIMS.

II. "TRIMEX" DECLARES.

a. That is a mercantile corporation incorporated according to the laws of the Mexican Republic and registered before the Commerce Public Registry, as it is credited in the Mercantile Policy number 2518 issued on May 1st. 2008 and granted by the Mr. Julio Alejandro Durán Gómez, Public Broker number 13 in Mexico City. A photocopy of this document is attached to this contract as Exhibit III.

b. That Mr. Ezra Jiménez Zárate is legal representative and counts on with legal faculties to execute this contract.

c. That agrees in acquiring THE CLAIM's legal rights that are identified in interjection c. of previous Declaration I.

III. THE PARTIES DECLARE:

a. That they mutually recognize each other the legal faculties whereupon they concur to the execution of this contract.

b. That they physically know THE CLAIM matter of this contract.

c. That they execute this contact according with article 78 of the Mexican Commerce Code, being why its execution is at their own free will without existing error, bad standing, bad faith nor legal injury.

Exposed the previous thing, the PARTIES agree in subjecting to the following

CLAUSES

FIRST.- "CANVISTA" agrees and consents to in this act transmit to "TRIMEX", without legal reserve nor legal limitation, the ownership and the property rights of "THE CLAIM" identified as "VENADO", which have been identified in interjection c. of Declaration I of this contract.

Consequently, "TRIMEX" subrogates in all the legal rights and obligations of the Mexican Mining Law and its Regulation as well as to the Law of Ecological and Environmental Balance, its regulations and other dispositions.

For all the legal effects, attached is a hard copy of the title mining concession matter of this agreement which has been duly signed for THE PARTIES.

SECOND.- "THE PARTIES" expressly agree that the total purchasing price for acquiring the 100% of the legal property rights of "THE CLAIM" is the sum of $20,000.00

(TWENTY THOUSAND DOLLARS), which are paid at the tome of executing this contract .

By instructions of "CANVISTA" the purchasing price is deposited through a wire transfer to bank account number 0253820 registered under the name of Mr. Michael Joseph Linn's before Scotia Bank in Vancouver, Branch 01420, Institution 002.

THIRD.- "CANVISTA" in this act expressly renounces to any legal right to collect royalties for any production "TRIMEX" could have or do once starting putting THE CLAIM into production. Such production is known in the mining industry as "Net Smelter Return" (NSR).

FOURTH.- "CANVISTA", at the time of execution of this contract, provides "TRIMEX" the documentation and information whereupon it counts concerning the exploration workings previously done in THE CLAIMS.

FIFTH.- "CANVISTA", in the occasion of the declaration done in interjection g. of Declaration I, in this act provides TRIMEX the physical and pacific possession of THE CLAIMS.

SIXTH.- "TRIMEX", as of the day of execution and certification of this contract before notary public, will be the one in charge to face any obligation, contingency or requirement that derive from the activities that are developed in THE CLAIMS, as well as any charge or previous responsibility will be faced by "CANVISTA".

SEVENTH.- THE PARTIES agree to simultaneously appear before a notary public to certify this agreement for the legal effects stated in articulate 23 of the Mexican Mining Law, agreeing as well that any party will be able to register this agreement before the Mining Public Registry.

EIGHTH.- THE PARTIES agree that once this contract has been executed and certified before notary public, anyone of them will be able and empowered, indifferently, to register it before the Mining Public Registry so that it provides legal effects before third parties.

NINETH.- THE PARTIES, for the any conventional effect arising with this contract state as their conventional addresses the following ones:

CANVISTA:	417, 8th, Street South PO Box 1352, Kaslo BC V0G 1MO Canada
TRIMEX:	2200- 1177 West Hastings Street Vancouver, B.C., V6E 2K3 Canada

THE PARTIES agree that in case of moving or changing their addresses they will have the duty to notify the other party in writing, otherwise any letter or document notified in the addresses here stated will continue providing plenary legal effects between them.

TENTH.– "THE PARTIES" agree that all disputes arising of or in connection with this agreement, or in respect of any legal relationship associated therewith or there from, shall be referred to and finally resolved by arbitration administered by the British Columbia Arbitration and Mediation Institute pursuant to its rules.

The place of arbitration shall be Vancouver, British Columbia, Canada or such other place expressly agreed to by the parties.

Read out to THE PARTIES the content and legal effects of the present contract, they sign three with the same content to it's whole satisfaction being the 02 days of the month of June of year two thousands eight.

MR. MIKE JOSEPH LINN
MINERA CANVISTA, S.A.A DE C.V.
LEGAL REPRESENTATIVE

TRIMEX EXPLORACION, S.A. DE C.V.
MR. EZRA JIMENEZ ZARATE
LEGAL REPRESENTATIVE